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                        SMITH BARNEY SECTOR SERIES INC.

                             ARTICLES OF AMENDMENT

Smith Barney Sector Series Inc., a Maryland corporation having its principal office in the State of Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The charter of the Corporation is hereby amended to provide that any shares of the Corporation's Smith Barney Global Media & Telecommunications Fund Class A Common Stock, Class B Common Stock and Class L Common Stock that are issued and outstanding immediately prior to these Articles of Amendment becoming effective, shall, upon these Articles of Amendment becoming effective, be cancelled and, until thereafter reclassified, shall be authorized but unissued shares of Common Stock of those respective classes of the Smith Barney Global Media & Telecommunications Fund of the Corporation.

     SECOND: The foregoing amendment to the charter of the Corporation was advised by the board of directors of the Corporation and approved by the stockholders entitled to vote thereon in accordance with the Corporation's charter.

     The undersigned Chairman of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief the matters and facts set forth in these Articles of Amendment with respect to authorization and approval are true in all material respects and that this statement is made under the penalties of perjury.

     IN WITNESS WHEREOF, Smith Barney Sector Series Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its Chairman and witnessed by its Assistant Secretary as of April 14, 2003.

WITNESS:                                       SMITH BARNEY SECTOR SERIES INC.

___________________________                   ________________________________
Michael Kocur                                 R Jay Gerken
Assistant Secretary                           Chairman